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Exhibit 23.1

                            [Letterhead of KPMG LLP]



                               Accountants Consent


The Board of Trustees
ElderTrust:

We consent to the incorporation by reference herein of our report dated February 26, 1999, on the consolidated financial statements and financial statement schedules of ElderTrust and subsidiaries as of December 31, 1998 and for the period from January 30, 1998 to December 31, 1998.


                                      /s/ KPMG LLP


Washington, D.C.
June 3, 1999